Exhibit 10.20

STOCK PURCHASE PLAN
OF
RBS GLOBAL, INC.

RBS Global, Inc., a Delaware corporation (the “Company”), hereby adopts this Stock Purchase Plan of RBS Global, Inc.  The purposes of this Plan are as follows:

(1)                                  To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2)                                  To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing them an opportunity to purchase Common Stock from the Company.

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

Section 1.1                                      Board

“Board” shall mean the Board of Directors of the Company.

Section 1.2                                      Committee

“Committee” shall mean the Compensation Committee of the Board.

Section 1.3                                      Common Stock

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

Section 1.4                                      Company

“Company” shall mean RBS Global, Inc., a Delaware corporation.

Section 1.5                                      Consultant

“Consultant” shall mean any Person who is a consultant or adviser if:  (i) the consultant or adviser renders bona fide services to the Company or one of its Subsidiaries; and (ii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

Section 1.6                                      Employee

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended from time to time) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.7                                      Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8                                      Independent Director

“Independent Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

Section 1.9                                      Participant

“Participant” shall mean any Employee, Consultant or Independent Director who is awarded an opportunity to purchase Common Stock under the Plan.

Section 1.10                                Plan

“Plan” shall mean this Stock Purchase Plan of RBS Global, Inc.

Section 1.11                                Securities Act

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

Section 1.12                                Stockholders Agreement

“Stockholders Agreement” shall mean that certain agreement by and between each Participant, the Company and other parties thereto, which contains certain restrictions and limitations applicable to the shares of Common Stock acquired by a Participant.  The Board, in its discretion, shall determine the terms of the Stockholders Agreement and may amend the terms thereof from time to time.

Section 1.13                                Subsidiary

“Subsidiary” of the Company shall mean any other corporation, limited liability company or other entity more than 50% of the voting securities of which are owned by the Company and/or one or more of its Subsidiaries.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1                                      Shares Subject to Plan

The aggregate number of shares of Common Stock which may be awarded under this Plan is 6,269.

ARTICLE III.

SALE OF STOCK

Section 3.1                                      Eligibility

Any Employee, any Independent Director and any Consultant of the Company or one of its Subsidiaries shall be eligible to be granted the opportunity to purchase shares of Common Stock.

Section 3.2                                      Sale of Common Stock

The Committee, acting in its sole discretion, may from time to time designate one or more Employees, Independent Directors or Consultants to whom an offer to sell shares of Common Stock shall be made and shall determine the number of shares of Common Stock to be sold and the terms and conditions of such sale, consistent with the Plan.  Each share of Common Stock sold to an Employee, Independent Director or Consultant under this Section 3.2 shall be evidenced by a written stock purchase agreement in a form approved by the Committee (the “Stock Purchase Agreement”).  Any Common Stock acquired pursuant to this Section 3.2 shall also be subject to the terms and conditions of a Stockholders Agreement.  The Committee’s authorization of the sale of shares hereunder to a Participant shall not constitute an offer to sell such shares, and the Committee reserves the right in its sole discretion to revoke its authorization for any or all Participants to purchase any Common Stock pursuant to the Plan at any time and for any reason prior to the issuance of such shares by the Company.

ARTICLE IV.
TERMS OF STOCK PURCHASE

Section 4.1                                      Purchase Price of Common Stock

In the event the Committee determines to sell Common Stock pursuant to the Plan, the Committee shall have the authority to specify the purchase price per share of Common Stock, which the Committee shall establish in its sole discretion at the time such shares are purchased.

Section 4.2                                      Manner of Purchase of Common Stock

In the event a Participant purchases shares of Common Stock pursuant to this Plan, such shares shall only be issued following the occurrence of the following:

(a)                                  Execution by the Participant of the Stock Purchase Agreement;

(b)                                 Execution by the Participant of the Stockholders Agreement; and

(c)                                  Full payment (at the discretion of the Company, in cash, by personal, certified, or bank cashier check or wire transfer) by the Participant for the shares of Common Stock being acquired by the Participant.

The Committee may, but shall not be required to, authorize the Company to loan to any Participant all or a portion of the purchase price for the Common Stock being acquired by such Participant.  The Committee shall specify the terms and conditions of any such loan in its sole discretion, including the maturity date and the interest rate.  Any such loan shall be secured by a pledge of the shares of Common Stock purchased by such Participant.

Section 4.3                                      Conditions to Issuance of Stock Certificates

The Committee may, in good faith in the reasonable exercise of its discretion, take whatever additional actions it deems appropriate to effect compliance by the Company and the Participant of the Securities Act and any other federal or state securities laws or regulations, including, without limitation, placing legends on share certificates.  A certificate of shares will be delivered to the Participant at the Company’s principal place of business following the receipt by the Company of the executed documents referenced in Section 4.2 above, unless an earlier date is agreed upon.  Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased prior to fulfillment of all of the following conditions:

(a)                                  The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)                                 The completion of any registration or other qualification of such shares, or the determination of exemption from registration or qualification, under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in good faith, in the reasonable exercise of discretion, deem necessary or advisable; and

(c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in good faith, in the reasonable exercise of its discretion, determine to be necessary or advisable.

Section 4.4                                      Rights as Stockholders

A Participant who purchases shares of Common Stock pursuant to this Plan shall, upon (i) the completion of the events identified in Section 4.2, and (ii) the issuance of certificates representing such shares as provided for in Section 4.3, immediately thereafter be a stockholder of the Company and shall have all of the rights and privileges of a stockholder of the Company in respect of any shares so purchased.

ARTICLE V.
ADMINISTRATION

Section 5.1                                      Duties and Powers of the Committee

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All determinations and decisions made by the Committee under any provision of the Plan, any Stock Purchase Agreement or the Stockholders Agreement, which shall be made in good faith and in the reasonable exercise of the Committee’s discretion, shall be final, conclusive and binding on all persons. Any action required or permitted to be taken by the Committee hereunder or under the

Stockholders Agreement or any Stock Purchase Agreement may be taken by the Board.  All determinations and decisions made by the Committee under any provision of the Plan, the Stockholders Agreement and Stock Purchase Agreement shall be final, conclusive and binding on all persons.

Section 5.2                                      Compensation, Professional Assistance, Good Faith Actions

The members of the Committee shall receive such compensation for their services hereunder as may be determined by the Board.  All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of the Plan shall be borne by the Company.  The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and its Officers and members of the Board shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee and the Board, in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VI.
OTHER PROVISIONS

Section 6.1                                      Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee.  This Plan shall terminate upon the earlier to occur of (i) the date that all shares of Common Stock available for sale under this Plan as set forth in Section 2.1 are sold to Participants, unless additional shares of Common stock are added to the Plan, or (ii) ten years after the date this Plan is adopted by the Board.

Section 6.2                                      Effect of Plan Upon Other Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Independent Directors, Consultants or Employees or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 6.3                                      Conformity to Securities Laws

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Participant is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 6.4                                      Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 6.5                                      Governing Law

To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware.

Section 6.6                                      Severability

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

I hereby certify that the foregoing Plan was duly adopted by the Board on May 13, 2005.

Executed on this 13th day of May, 2005.

/s/ Mike Andrzejewski
Name:	Mike Andrzejewski
Title:	Secretary